UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2014
VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Carga
Camarillo, California 93012
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (805) 388-3700
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

Gardner Employment Agreement
On October 7, 2014, Vitesse Semiconductor Corporation (the “Company”) entered into a new Employment Agreement with Christopher R. Gardner (the “Gardner Employment Agreement”), which supersedes and replaces the Employment Agreement between the Company and Mr. Gardner, dated as of January 30, 2013, which agreement was scheduled to expire by its terms on February 12, 2015.
Pursuant to the terms of the Gardner Employment Agreement, Mr. Gardner will receive a base salary of $394,000 per year and is eligible to receive an annual target bonus of 100% of his then-current base salary and an annual maximum bonus of 150% of his then-current base salary. The amount of any such bonus is subject to the discretion of the Company’s Compensation Committee. The agreement also provides that Mr. Gardner is eligible to receive equity compensation grants under the Company’s 2013 Incentive Plan, or any successor compensation plan, at the discretion of the Company’s Compensation Committee.
In the event Mr. Gardner’s employment is terminated by mutual agreement, by the Company “For Cause”, by Mr. Gardner other than for “Good Reason” or because of Mr. Gardner’s death or “Disability” (as such terms are defined in the Gardner Employment Agreement), Mr. Gardner will receive his base salary earned through his final day of employment, but shall not be eligible to receive any other compensation unless otherwise agreed by the parties.
Certain Terminations Without Change of Control. If Mr. Gardner’s employment is terminated by him for Good Reason or by the Company other than For Cause, and such termination does not occur within 24 months following a “Change of Control Event”, Mr. Gardner is entitled to receive:

•	his base salary earned through his final day of employment;

•	a pro-rata portion (based upon the portion of the fiscal year prior to his termination date) of his target bonus; and

•
“Severance Pay” in an amount equal to 24 months of his base salary, plus two times his annual maximum bonus, plus the cost of continuation of group medical, vision and dental benefits for a period of 12 months.

Certain Terminations With Change of Control. If Mr. Gardner’s employment is terminated by him for Good Reason or by the Company other than For Cause, and such termination occurs on or within 24 months following a “Change of Control Event”, Mr. Gardner is entitled to receive the following benefits:

•	his base salary earned through his final day of employment;

•	a pro-rata portion (based upon the portion of the fiscal year prior to his termination date) of the greater of his target bonus or the amount of his bonus in the prior fiscal year;

•
“Change of Control Severance Pay” in an amount equal to 12 months of his base salary, plus two times his annual target bonus, plus the cost of continuation of group medical, vision and dental benefits for a period of 24 months;

•
a “Consulting Arrangement” for a 12 month period providing for the payment to Mr. Gardner of $788,000 in equal monthly installments in exchange for the provision by Mr. Gardner of up to 20 hours per month of consulting services; and

•	full vesting of all of Mr. Gardner’s then-outstanding stock options and RSUs which are subject solely to time-based vesting.
In addition, if Mr. Gardner’s employment is terminated by the Company other than For Cause during the 12 months prior to a Change of Control Event and Mr. Gardner can demonstrate that his termination arose in connection with or anticipation of such Change of Control Event (including as a result of the request of a third party which had taken steps reasonably calculated to effect such Change of Control Event ), then all of Mr. Gardner’s outstanding stock options and RSUs which are subject solely to time-based vesting shall become fully vested as of the Change of Control Event and his stock options shall have a remaining exercise period of the lesser of (i) the period remaining until six (6) months after his termination of employment or (ii) ninety (90) days after the Change of Control Event, provided such exercise period does not extend beyond the maximum term of the options applicable if he had remained employed with the Company.
The Gardner Employment Agreement contains a provision that would require Mr. Gardner to return to the Company certain payments he received if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws. Mr. Gardner would be required to disgorge (i) any bonus or other incentive-based or equity-based compensation he received from the Company during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error, and (ii) any net profits realized by Mr. Gardner from the sale of the Company’s stock during that 12-month period.
The Gardner Employment Agreement terminates on September 30, 2016.
McDermut Employment Agreement
On October 7, 2014, the Company entered into a new Employment Agreement with Martin S. McDermut (the “McDermut Employment Agreement”), which supersedes and replaces the Employment Agreement between the Company and Mr. McDermut, dated as of July 27, 2011, which agreement was scheduled to expire by its terms on July 27, 2015.
Pursuant to the terms of the McDermut Employment Agreement, Mr. McDermut will receive a base salary of $285,000 per year and is eligible to receive an annual target bonus of 55% of his then-current base salary and an annual maximum bonus of 65% of his then-current base salary. The amount of any such bonus is subject to the discretion of the Company’s Compensation Committee. The agreement also provides that Mr. McDermut is eligible to receive equity compensation grants under the Company’s 2013 Incentive Plan, or any successor compensation plan, at the discretion of the Company’s Compensation Committee.
In the event Mr. McDermut’s employment is terminated by mutual agreement, by the Company “For Cause”, by Mr. McDermut other than for “Good Reason” or because of Mr. McDermut’s death or “Disability” (as such terms are defined in the McDermut Employment Agreement), Mr. McDermut will receive his base salary earned through his final day of employment, accrued but unused vacation pay and any fully accrued and unpaid bonus, but shall not be eligible to receive any other compensation unless otherwise agreed by the parties.

Certain Terminations Without Change of Control. If Mr. McDermut’s employment is terminated by him for Good Reason or by the Company other than For Cause, and such termination does not occur within 12 months following a “Change of Control Event”, Mr. McDermut is entitled to receive:

•	his base salary and accrued but unused vacation pay earned through his final day of employment; and

•
“Severance Pay” in an amount equal to 12 months of his base salary plus a pro-rata portion (based upon the portion of the fiscal year prior to his termination date) of his maximum potential annual bonus (subject, however, to all threshold requirements, performance standards and milestones that must be met before any such bonus is paid).

Certain Terminations With Change of Control. If Mr. McDermut’s employment is terminated by him for Good Reason or by the Company other than For Cause, and such termination occurs within 12 months following a “Change of Control Event”, Mr. McDermut is entitled to receive the following benefits:

•	his base salary and accrued but unused vacation pay earned through his final day of employment;

•
“Severance Pay” in an amount equal to 12 months of his base salary plus a pro-rata portion (based upon the portion of the fiscal year prior to his termination date) of his maximum potential annual bonus (subject, however, to all threshold requirements, performance standards and milestones that must be met before any such bonus is paid);

•	an amount equal to his maximum potential annual bonus plus the cost of continuation of medical benefits for a period of 12 months; and

•
immediate vesting of Mr. McDermut’s equity compensation awards with respect to the number of shares that would have vested if Mr. McDermut had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment.

The McDermut Employment Agreement contains a provision that would require Mr. McDermut to return to the Company certain payments he received if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws. Mr. McDermut would be required to disgorge (i) any bonus or other incentive-based or equity-based compensation he received from the Company during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error, and (ii) any net profits realized by Mr. McDermut from the sale of the Company’s stock during that 12-month period.
The McDermut Employment Agreement terminates on September 30, 2015.
2015 Executive Bonus Plan
On October 7, 2014, the Compensation Committee of the Company’s Board of Directors adopted the Fiscal Year 2015 Executive Bonus Plan (the “Plan”) to provide members of the Company’s executive staff with the opportunity to earn incentive bonuses based on 1) the Company’s attainment of specific financial performance objectives for the fiscal year and 2) the executive’s achievement of designated personal goals. Awards under the Plan may be made only to “Eligible Persons,” which is defined to be any “officer,” as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (except the President/Chief Executive Officer), and any vice-president who is a member of the Company’s executive staff. Any bonus for employees who become “Eligible Persons” after the beginning of fiscal year 2015 will be prorated.
A participant’s bonus under the Plan will be based on the Company achieving a certain level of Adjusted EBITDA (as defined below) during the fiscal year and upon the participant achieving certain individual personal goals established by the Chief Executive Officer of the Company and approved by the Compensation Committee. A participant’s bonus will be an amount equal to (a) times (b) times (c), where (a) equals the participant’s Base Salary, (b) equals a specified percentage of the participant’s salary that would be payable if the participant achieved 100% of his or her personal goals and the Company achieved an amount of Adjusted EBITDA specified in the Plan and (c) equals the percentage of personal goals achieved by the participant. Whether a participant has attained a personal goal in whole or in part shall be determined by the Chief Executive Officer of the Company in his or her sole discretion, subject to approval of the Compensation Committee.
Bonus payments, if earned, will be paid by the end of the first quarter of Fiscal Year 2016, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee of the Board of Directors of the Company in a duly held meeting, but, in no event, later than March 15, 2016. A participant’s right to receive a bonus will become vested if the participant is continuously employed by the Company without performance deficiencies until September 30, 2015.
“Adjusted EBITDA” is defined under the Plan as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation and non-recurring professional fees. The Administrator may, from time-to-time, make other exceptions to the definition as it deems appropriate with respect to unusual or non-recurring events such as balance sheet adjustments, mergers, acquisitions, and divestitures.
The Chief Executive Officer has the authority to propose additional bonus amounts above those provided for in the plan for the consideration of, and approval by, the Compensation Committee and will be responsible to ensure that estimated bonuses, including any proposed amounts above the amounts indicated in the Plan, not yet approved by the Compensation Committee, are accounted for in accordance with generally accepted accounting principles.
Item 9.01 – Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed herewith:
Exhibit
Number    Description

10.1	Employment Agreement, dated as of October 7, 2014, between Vitesse Semiconductor Corporation and Christopher R. Gardner.

10.2	Employment Agreement, dated as of October 7, 2014, between Vitesse Semiconductor Corporation and Martin S. McDermut.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VITESSE SEMICONDUCTOR CORPORATION
Date: October 9, 2014    By:        /s/ Martin S. McDermut

            Martin S. McDermut

            Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number    Description

10.1	Employment Agreement, dated as of October 7, 2014, between Vitesse Semiconductor Corporation and Christopher R. Gardner.

10.2	Employment Agreement, dated as of October 7, 2014, between Vitesse Semiconductor Corporation and Martin S. McDermut.